Exhibit 10.1

                            THIS EMPLOYMENT CONTRACT

         amended and restated this 8th day of February 2001 between Millennium Bankshares Corporation and Millennium Bank, National Association and its successors and assigns ("Employer"), a limited liability company organized for the sole purpose of organizing a national banking institution to be chartered through the Office of the Comptroller of the Currency; and Carroll C. Markley ("Employee").

         WHEREAS, the original terms of this contract were initially agreed to and executed the 13th day of November 1998; and amended and restated the 11th day of February 1999 and the 11th day of March 1999; and

         WHEREAS, Employer has formed a new national banking institution in Fairfax County, Virginia ("Bank"); and,

         WHEREAS, Employer has formed a holding company ("Holding Company") which will own stock in, and supervise management of, the Bank; and,

         WHEREAS, Employee has agreed to serve as Chairman, President and Chief Executive Officer of the Bank and the Holding Company; and,

         WHEREAS, the parties wish to amend and restate the terms and conditions of Employee's employment,

         NOW, therefore, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                           1. RELATIONSHIP AND DUTIES

         (a) Employer hereby employs Employee on January 1, 1999 (as defined in paragraph 2 below) as Chairman, President and Chief Executive Officer of the Bank and the Holding Company, except as defined in subparagraph (c) below, to hold the title of Chairman, President and Chief Executive Officer, and to perform such services and duties as are customarily performed and exercised by persons holding such office.

         (b) Employee shall serve as Chairman of the Board of Directors of the Bank and the Holding Company ("Boards") and as Chairman of their Executive Committees and such other committees as the Boards may designate, subject to the terms hereof.

         (c) Employee shall be President and CEO of the Bank and President of the Holding Company until such time as a suitable replacement has been designated by Employee and approved by the Office of the Comptroller of the Currency of the United States ("O.C.C.") and the Federal Reserve Bank. At such time as a suitable replacement has been designated, Employee shall retain the titles Chairman of the Bank and Chairman and CEO of the Holding Company, and at employee's discretion the title CEO of the Bank, and shall perform such services and duties as are customarily performed and exercised by persons holding such office.

         (d) Whenever the term "Employer" is used herein, that term shall be deemed synonymous with the terms "Bank", "Holding Company" or "Boards", whenever the context so requires.

         (e) Regarding the relationships and duties of the parties to this contract, the Employee shall not be required by Employer, as a part of his duties, to perform or to participate in any activity which constitutes a violation of any state or federal law, rule, ordinance or regulation.

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                             2. TERMS OF EMPLOYMENT

         Employee's employment hereunder shall commence on January 1, 1999. Said employment shall continue until the end of the Bank's third full fiscal year unless terminated earlier pursuant to the terms hereof. After completion of three (3) full fiscal years of employment, Employee's employment hereunder shall automatically renew for another three (3) year term. After completion of six (6) full fiscal years of employment, the Bank and Employee shall enter into negotiations for a replacement contract agreeable to both parties.

         Employee's employment pursuant to this agreement shall be terminated by the first to occur of any of the following:

         (a)      the death of Employee;

         (b) the complete disability of Employee. "Complete disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, completely to fulfill his obligations hereunder for an aggregate of sixty (60) days within any period of 120 consecutive days during the term hereof,

         (c) the discharge of Employee by Employer for cause. "Cause" as used herein shall include, without limitation: dishonesty; theft; conviction of a crime, which is either a felony or misdemeanor other than any minor traffic violation; unethical business conduct; activity which is contrary to the Bank's interests; gross or repeated negligence in carrying out Employee's duties; or material violation of Employee's obligations hereunder. Should Employer deem specific activities contrary to the Bank's interest or that negligence by Employee in carrying out his duties or any violation of Employee's obligations hereunder has occurred, notice of said activity, negligence or violation shall be provided by Employer to Employee along with a reasonable period of time in which to correct. Provided that such activity, negligence or violation is neither dishonest nor criminal, 60 days shall be deemed to be a reasonable time in which to correct such deficiencies.

         (d) Discharge for "cause" will require a two-thirds majority vote of the Boards, inclusive of the Employee. Termination of Employee's employment for cause shall include termination as an employee, officer and director of Employer.

         (e) the resignation of employee. Resignation will require advance notification to employer of sixty (60) days, unless waived by a two-thirds majority vote of the Boards, inclusive of the Employee.

         (f)      upon the Bank or Company ceasing operations.

                                 3. COMPENSATION

         For all services which Employee may render to Employer during the term hereof, Employer shall pay to Employee, subject to such deductions as may be required by law, according to the schedule set out below:

         (a) Base Salary. Employee shall receive for the first two year term of this contract a salary based on an annual rate of $150,000, payable in equal semi-monthly installments, subject to such deductions as may be required by law. Employee shall receive for the remaining term of this contract a salary based on an annual rate of $175,000, payable in equal semi-monthly installments, subject to such deductions as may be required by law. Employee's base salary may be increased but not decreased at the sole discretion of the Boards.


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         (b)      Performance Bonuses.

         (i) Formation Bonus. If the minimum stock issue proposed for the Holding Company is fully subscribed and funded on or before the first business day after the O.C.C. issues its approval of the Employer's charter application, a bonus equal to ten percent (10%) of the Employee's base salary for the fiscal year will be earned, payable in cash to the Employee not later than thirty days following the opening of the Bank for business.

         (ii) Annual Bonus Formulae. For each of the Bank's first seven full fiscal years, the Bank shall pay a performance bonus in cash to the Employee not later than thirty days following the close of the Bank's fiscal year, subject to adjustment, if any, based on the audited year end financial statements, in accordance with the following formula:

                  a. If at the end of each fiscal year, the Bank's performance, based on the respective annual standards indicated below, are not less than 100 % and not more than 115% of the amount estimated
         (i) in the first year of operations in the pro forma statements submitted to the O.C.C. as part of the Bank's application for a charter, and, (ii) thereafter, in the annual budgets as approved by the bank, a bonus equal to ten percent (10%) of the Employee's base salary for the respective fiscal year will be earned.

                  b. The Employee will earn an additional bonus equal to one percent of Employee's base salary for each one percent of performance greater than 115 % up to and including 125% of the pro forma amount.

                  c. The Employee will earn an additional bonus equal to two-fifths (2/5) of one percent of Employee's base salary for each one percent of performance greater than 125% up to and including 150% of the pro forma amount.

            Performance Standards:

                     Year One:       Bank's total assets and total deposits.
                     Year Two:       Bank's return on assets and total deposits.
                     Year Three:     Bank's return on assets and total deposits.

         At no time will the Annual Bonus be granted if the Bank's most current CAMEL rating received from its primary regulator was unsatisfactory. The aggregate Annual Bonus earned shall not be greater than 30% of the Employee's base salary for the respective fiscal year. No performance bonus otherwise in effect shall be paid if Employee is terminated for cause or resigns prior to the end of the fiscal year.

                                    4. OTHER BENEFITS

        During the term of Employee's employment hereunder on and after the effective date (except as noted in this paragraph) Employer shall furnish to
Employee: (i) An automobile of his choice which may be leased by Employee or the Bank; (ii) A term life insurance policy providing for death benefits of $300,000 having a beneficiary designated by the Employee; (iii) A group health and hospitalization insurance policy covering the Employee at no cost to the Employee other than such deductible as may be applicable to all other Employees of the Bank, and, if the Employee desires, covering the dependents and spouse of the Employee, if any, at no cost to the Bank; (iv) five weeks of paid vacation leave annually granted each January and utilized by December of such calendar year, without option of remuneration for unused benefit, and (v) A long term disability insurance policy, as generally defined in the insurance industry, providing for benefits of at least 60% of Employee's annual base salary. This long term disability policy will be as consistent as reasonably possible with the definition of "complete disability"


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provided in paragraph 2(b) above. Employee will also be provided the opportunity to participate in any standard employee benefit program as may be in effect during the term of this contract.

                                5. STOCK OPTIONS

         (a) Employee shall be granted an option to purchase shares of stock of the Bank holding company equal to one percent of the original issue of such stock and warrants at the then fair market value thereof during the first two years of employment ; provided that at the end of each fiscal year, the Bank's performance, based on the respective annual standards indicated below, meets or exceeds the amount estimated (i) in the first year of operations in the proforma statements submitted to the O.C.C. as part of the Bank's application for a charter, and, (ii) thereafter, in the annual budgets as approved by the bank. In the first year, the performance standards shall be based upon the Bank's total assets and total deposits; thereafter the performance standard shall be based upon the Bank's return on assets and total deposits. The options will be granted under similar terms and conditions as other options granted by the company and at no time shall be granted should the bank's most recent regulatory examination indicate a CAMEL rating from its primary regulator that is unsatisfactory.

         (b) Employee shall be granted a one-time option to purchase shares of stock of the Bank holding company equal to five percent of the original issue of such stock and warrants at the then fair market value thereof during February of the company's third year of performance. Such options shall vest annually beginning in the company's fourth year of performance in equal installments of 20% for five years; provided that at the end of each fiscal year, the Bank's return on assets and total deposits, based on the respective annual budgets as approved by the bank, are met. The options will be granted under similar terms and conditions as other options granted by the company and at no time shall vest should the bank's most recent regulatory examination indicate a CAMEL rating from its primary regulator that is unsatisfactory.

         (c) Any options that have not otherwise been accrued and granted herein shall immediately terminate upon Employee's termination of employment.

                    6. FAILURE TO OBTAIN CHARTER OR FINANCING

         This contract shall cease and be null, void, and of no further force and effect upon the happening of either of the following events:

         (a) The refusal or failure of the O.C.C. to issue a charter to Employer to operate a national bank within 180 days of an application for such having been submitted to said agency by Employer; or

         (b) The failure for any reason by Employer to raise capital in an amount satisfactory to Employer within 180 days of the date of charter approval.

         If this contract is terminated by reason of the foregoing and Employee has actually commenced employment hereunder, then Employer agrees to provide Employee a pro rata portion of the Employee's base salary provided in paragraph 3(a) above for a period not to exceed four (4) months.

                                   7. EXPENSES

         Upon Employee's presentment to Employer of expense reports acceptable to Employer and which are in sufficiently detailed form to comply with standards for deduction of business expenses established from time to time by the Internal Revenue Service, Employer will reimburse Employee for such expenses approved by Employer and incurred by Employee in connection with performance of his duties hereunder, including reimbursement for his Westwood Country Club dues.

                          8. POST TERMINATION COVENANTS

         At such time as Employee's employment by Employer terminates, whether during the initial contract period of employment or thereafter, Employee agrees that for one (1) year following such termination he will not engage (either individually or as an employee or representative of any other person or entity) in banking activities, in which chartered national or state banks may at that time legally be engaged, within a ten (10) mile radius of the Bank's headquarters. Furthermore, for one (1) year following such termination, Employee agrees that he will not, without the prior written consent of Employer: (i) furnish anyone with the name of, or any list or lists which identify, any customers or stockholders of the Employer or utilize such list or information himself; (ii) furnish, use, or divulge to anyone any confidential information of Employer acquired by him from Employer and relating to Employer's business activities; (iii) contact directly or indirectly any customer of Employer for the purpose of soliciting such person's business for another bank or similar financial institution; (iv) hire for any other employer (including himself) any employee of Employer or directly or indirectly cause such employee to leave his or her employment to work for another; (v) pursue an actual or potential business opportunity of interest to and which could be pursued by Employer which came to the attention of Employee in connection with his employment with Employer and which Employee had not previously offered in writing to Employer with sufficient advance notice to allow Employer to examine and pursue or reject such opportunity. Excepted from the requirements of subparagraphs (i) and (ii) in this paragraph is any information which is or becomes publicly available information through no fault or act of Employee.

               It is understood and agreed by the parties hereto that the provisions of this paragraph are independent of each other, and to the extent any provision or portion thereof shall be deter-mined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the validity or enforceability of any other provision of this paragraph or the remainder of this agreement.

                             9. WAIVER OF PROVISIONS

         Failure by any of the parties hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the obligation of future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.

                                10. GOVERNING LAW

         This agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions hereof.

                         11. MODIFICATION AND AMENDMENT

         This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of all parties hereto.

                          12. COUNTERPARTS AND HEADINGS

         This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

                              13. INJUNCTIVE RELIEF

         In the event of a breach or threatened breach by Employee of any of the provisions of paragraph 2 or paragraph 8, and notwithstanding any other provision in this agreement, Employer, in addition to any other available rights or remedies, shall be entitled to such temporary restraining orders and permanent injunctions, as are allowable and authorized by the laws of the Commonwealth of Virginia based on the facts of the case, to restrain such breach by Employee and/or any persons directly or indirectly acting for or with him. Employee's obligations under paragraph 8 hereof shall remain binding and enforceable according to its terms notwithstanding expiration or termination of the other terms of this agreement or the termination of Employee's employment relationship with the Bank.

                                 14. SUCCESSORS

        This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns and upon the Employee, and his heirs and personal representatives. Neither this agreement nor performance hereunder may be assigned by Employee or Employer except as provided by paragraph 15 of this agreement.

                             15. CONTRACT ASSIGNABLE

        Upon Employer's receipt for the Bank of all necessary approvals from the O.C.C., Federal Deposit Insurance Corporation, the Secretary of Commonwealth of Virginia and any other regulatory authority whose approval is required prior to commencement of business by the Bank as a nationally chartered bank, this agreement shall be deemed automatically assigned in whole, without execution of any documents or the taking of any other action by the parties hereto, to the banking institution formed by Employer and so approved by the required federal and state regulatory bodies. Upon such event, the term "Employer" as used herein shall mean that banking institution, which is also referred to herein as "Bank". Upon receipt of its charter, the Bank shall be required, through its duly authorized agent, to agree in writing to accept assignment of this employment contract and to be bound by its terms.

        IN WITNESS WHEREOF, the parties hereto have amended and restated this agreement of 13 November 1998 under seal as of the date first written above.

                                    EMPLOYEE:


/s/                                 /s/ Carroll C. Markley                (SEAL)
--------------------------------    --------------------------------------
Witness                             Carroll C. Markley



                                    EMPLOYER:

                                    MILLENNIUM BANK, NATIONAL ASSOCIATION
                                    a Virginia limited liability company
                                    and its successors and assigns


/s/                                 By: /s/                               (SEAL)
--------------------------------        ----------------------------------
Witness                                 Compensation Committee Chairman